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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

           We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-169316, 333-185195 and 333-193489) of Impac Mortgage Holdings, Inc. (the "Company") of our reports dated March 20, 2014 with respect to the consolidated financial statements of the Company and the effectiveness of the Company's internal control over financial reporting included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California
March 20, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm